EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

                         EASTGROUP PROPERTIES ANNOUNCES
                           FIRST QUARTER 2005 RESULTS

o    Invested $64 Million in Acquisitions and Development
o    Completed $29.4 Million Common Stock Offering
o    Net Income  Available  to Common  Stockholders  of $4.9 Million or $.23 Per
     Share
o    Funds from  Operations of $13.6  Million or $.64 Per Share,  an Increase of
     6.7%
o    Percentage Leased 92.9%, Occupancy 91.2%
o    Same Property Net Operating Income Growth of 3.7%
o Paid 101st Consecutive Quarterly Dividend - $.485 Per Share - Thirteenth Consecutive Year of Dividend Growth
o    Development Projects of $36.1 Million Under Construction or In Lease-Up
o    Debt-to-Total Market Capitalization of 32.9% at Quarter End
o    Interest Coverage of 3.4x and Fixed Charge Coverage of 3.1x

JACKSON, MISSISSIPPI, April 25, 2005 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2005.

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2005, funds from operations (FFO) available to common stockholders was $.64 per share compared with $.60 per share for the same period of 2004, an increase of 6.7%. The increase in FFO for 2005 was primarily due to higher property net operating income (PNOI) of $2,037,000 (a 10.3% increase in PNOI). The increase in PNOI resulted from $1,011,000 attributable to 2004 and 2005 acquisitions, $298,000 from newly developed properties and $728,000 from internal growth.

PNOI from same properties increased 3.7% for the quarter. Before straight-line rent adjustments, the increase was 7.0%. Rental rate increases on new and renewal leases averaged 1.8% for the quarter. Before straight-line rent adjustments, rental rate decreases on new and renewal leases averaged 1.9%.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

David H. Hoster II, President and CEO, stated, "We are especially pleased with our continuing growth in property operating results with the first quarter of 2005 being our seventh consecutive quarter of positive same property comparisons. We see this operating track record as a strong confirmation that our strategy is working."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.23 for the three months ended March 31, 2005 compared with $.21 for the first quarter of 2004.

DEVELOPMENT

EastGroup's current development program and properties transferred during 2005 and 2004 to the portfolio increased PNOI by $298,000 in the first quarter of 2005. At March 31, 2005, EastGroup had eight development properties containing 584,000 square feet with a projected total cost of approximately $36.1 million either in lease-up or under construction.

                                     -MORE-

      P.O. BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

In January 2005, EastGroup transferred two development properties, both 100% leased, to the portfolio: Santan 10 (65,000 square feet) in Chandler (Phoenix), Arizona and Sunport Center V (63,000 square feet) in Orlando.

Also, in January 2005, EastGroup purchased 32.2 acres adjacent to its Southridge development in Orlando for $1.9 million, which will increase the eventual build-out of Southridge by approximately 275,000 square feet to a total of over one million square feet. In February, the Company acquired 65.8 acres in Tampa for $4.739 million, which represents all the remaining undeveloped industrial land in Oak Creek Business Park in which EastGroup currently owns two buildings.

Mr. Hoster stated, "We are expanding our development program in response to good leasing activity at our development properties and an overall firming of our development markets."

FIRST QUARTER ACQUISITIONS AND SALES

In January 2005, EastGroup acquired Arion Business Park in San Antonio, Texas for a purchase price of $40 million. As part of the acquisition price, EastGroup assumed the outstanding first mortgage balance of $20.5 million. This interest only, nonrecourse mortgage has a fixed rate of 5.99% and matures in December 2006. For GAAP purposes, the Company adjusted the interest rate to a fair market rate of 4.45%.

Arion is a master-planned business park containing 524,000 square feet in 14 existing industrial buildings and 15.5 acres of land for the future development of approximately another 170,000 square feet. The buildings were constructed between 1988 and 2000 and are currently 91.2% leased to 25 customers. The acquisition is projected to generate an unleveraged cash return of 8.3% at stabilized occupancy of 95%.

Mr. Hoster stated, "Arion Business Park is an excellent strategic fit--highly functional and flexible distribution buildings clustered near major transportation features in an in-fill location. It offers a good mix of different size spaces in modern buildings in a quality park environment."

In March 2005, EastGroup acquired Interstate Distribution Center in Jacksonville, Florida for a purchase price of $7.9 million. Interstate contains 181,000 square feet in two multi-tenant business distribution buildings. Built in 1990, the property is 100% leased to seven customers. Interstate is projected to generate an unleveraged cash return of 9.3% at 100% occupancy.

As part of the acquisition price, EastGroup assumed the outstanding first mortgage balance of $4.7 million. This nonrecourse mortgage has a fixed interest rate of 6.91% and matures in 2013. For GAAP purposes, the Company adjusted the interest rate to a fair market rate of 5.64%.

Mr. Hoster stated, "Interstate Distribution is strategically located along I-95 approximately one-quarter mile from our Lake Pointe Distribution Center in Jacksonville's Southside submarket. This acquisition increases our cluster of assets in this submarket to 890,000 square feet and our ownership in Jacksonville to 1,765,000 square feet."

In February 2005, the Company sold Delp Distribution Center II (102,000 square feet) in Memphis, Tennessee for $2.2 million and generated a gain of $377,000. The sale of Delp II reflects the Company's strategy of reducing ownership in Memphis, a noncore market, as market conditions permit.

CAPITAL TRANSACTIONS

On March 31, 2005, EastGroup closed the sale of 800,000 shares of its common stock to Citigroup Global Markets Inc. The net proceeds from the offering of the shares were approximately $29.4 million after deducting the underwriting discount and other offering expenses. The Company intends to use the net proceeds from this offering for general corporate purposes, including possible acquisition or development of industrial properties and repayment of fixed rate debt maturing in 2005. Pending such transactions, the Company used the proceeds to reduce its outstanding variable rate debt.

EastGroup has signed an application for a nonrecourse first mortgage loan secured by Industry Distribution Center II in Los Angeles. The Company has a 50% undivided tenant-in-common interest in the 309,000 square foot warehouse. The $13.3 million loan is expected to close at the end of May and will have a fixed interest rate of 5.31%, a ten-year term and an amortization schedule of 25 years. As part of this transaction, the expected loan proceeds payable to the co-owner ($6.65 million) will be paid to EastGroup to reduce the $6.75 million note that EastGroup advanced to the co-owner in November 2004 as part of the acquisition. Accordingly, the total proceeds of $13.3 million will be paid to EastGroup and will be used to reduce EastGroup's outstanding variable rate bank debt.

                                     -MORE-

       P.O. BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 32.9% at March 31, 2005. For the quarter, the Company had an interest coverage ratio of 3.4x and a fixed charge coverage ratio of 3.1x. Total debt at March 31, 2005 was $420.9 million with floating rate bank debt comprising $95.5 million of that total.

DIVIDENDS

EastGroup paid dividends of $.485 per share of common stock in the first quarter of 2005, which was the 101st consecutive quarterly distribution to EastGroup's common stockholders. This dividend represented an increase of 1% over the previous quarter's distribution and made 2005 the thirteenth consecutive year of dividend increases. The annualized dividend rate of $1.94 per share yields 5.3% on the closing stock price of $36.40 on April 22, 2005.

EastGroup  also paid  quarterly  dividends  of $.4969  per share on its Series D
Preferred Stock on April 15, 2005 to stockholders of record as of March 31, 2005.

OUTLOOK FOR 2005

FFO guidance for 2005 has been narrowed from our previous guidance on an FFO per share basis to a range of $2.59 to $2.69. Earnings per share for 2005 should be in the range of $.95 to $1.00. The table below reconciles projected net income to projected FFO.

                                                                             Low Range                 High Range
                                                                       Q2 2005       Y/E 2005     Q2 2005      Y/E 2005
                                                                    ------------------------------------------------------
     Net income                                                       $  5,068         23,397       5,508        24,377
     Dividends on preferred shares                                        (656)        (2,624)       (656)       (2,624)
                                                                    ------------------------------------------------------
     Net income available to common stockholders                         4,412         20,773       4,852        21,753
     Depreciation and amortization                                       9,310         37,182       9,310        37,182
     Gain on sale of depreciable real estate                                 -         (1,577)          -          (377)
                                                                    ------------------------------------------------------
     Funds from operations available to common stockholders           $ 13,722         56,378      14,162        58,558
                                                                    ======================================================

     Diluted shares                                                     22,011         21,804      22,011        21,804

     Per share data (diluted):
     Net income available to common stockholders                      $   0.20           0.95        0.22          1.00
     Funds from operations available to common stockholders           $   0.62           2.59        0.64          2.69

The following assumptions and completed transactions were used for 2005:

o    Average occupancy of 90% to 92.5%.
o    Same store PNOI increase of 1.2% to 4.4%.
o    Existing development contributing $.14 per share in PNOI.
o Acquisitions, net of dispositions, of $25-30 million during the year. For the low range, gains on sale of depreciable real estate of $1.2 million in remaining nine months in addition to $377,000 recorded in the first quarter.
o    Lease termination fees of $168,000 recorded in the first quarter.
o    Floating rate bank debt at an average rate of 4.0%.
o    New fixed rate debt of $25 million on July 1, 2005 at 6%.
o    Common stock offering of $29.4 million completed March 31, 2005.

DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income, defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations. EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (GAAP)), excluding gains or losses from

                                     -MORE-

       P.O. BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441
sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company's current operations on Tuesday, April 26, 2005, at 11:00 A.M. Eastern Daylight Time (EDT). A live broadcast of the
conference  call  is  available  by  dialing   1-800-362-0574   (conference  ID:
EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone replay will be available until Tuesday, May 3, 2005, and can be accessed by dialing 1-800-839-4013. The replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Tuesday, May 3, 2005.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with a special emphasis in the states of Florida, Texas, California and Arizona. The Company's goal is to maximize shareholder value by being the leading provider of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities clustered near major transportation features in supply-constrained submarkets. EastGroup's portfolio currently includes 21.2 million square feet with an additional 584,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements in this release are forward-looking, such as those pertaining to the Company's hopes, expectations, intentions, plans, beliefs, strategies regarding the future, the anticipated performance of development and acquisition properties, capital resources, profitability and portfolio performance. Forward-looking statements involve numerous risks and uncertainties. The following factors, among others discussed herein, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to disasters and the costs of insurance to protect from such disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates and risks relating to the Company's development program, including weather, delays in construction schedules, contractor's failure to perform, increases in the price of construction materials or the unavailability of such materials, difficulty in obtaining necessary governmental approvals and other matters outside the Company's control. The success of the Company also depends upon the trends of the economy, including interest rates and the effects to the economy from possible terrorism and related world events, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed elsewhere in this release. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof. The Company assumes no obligation to update forward-looking statements. See also the Company's reports to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                     -MORE-

       P.O. BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                        Three Months Ended
                                                                             March 31,
                                                                ---------------------------------
                                                                       2005             2004
                                                                ---------------------------------
REVENUES
Income from real estate operations                               $     30,298           27,416
Equity in earnings of unconsolidated investment                           162                -
Mortgage interest income                                                  119                -
Other                                                                      75               32
                                                                ---------------------------------
                                                                       30,654           27,448
                                                                ---------------------------------
EXPENSES
Operating expenses from real estate operations                          8,461            7,616
Interest                                                                5,970            4,919
Depreciation and amortization                                           9,070            8,198
General and administrative                                              1,898            1,676
Minority interest in joint venture                                        129              121
                                                                ---------------------------------
                                                                       25,528           22,530
                                                                ---------------------------------

INCOME FROM CONTINUING OPERATIONS                                       5,126            4,918

DISCONTINUED OPERATIONS
  Income from real estate operations                                       33               94
  Gain on sale of real estate investments                                 377                -
                                                                ---------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                       410               94
                                                                ---------------------------------

NET INCOME                                                              5,536            5,012

Preferred dividends-Series D                                              656              656
                                                                ---------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                      $      4,880            4,356
                                                                =================================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                              $       0.21             0.21
  Income from discontinued operations                                    0.02                -
                                                                ---------------------------------
  Net income available to common stockholders                    $       0.23             0.21
                                                                =================================

  Weighted average shares outstanding                                  20,891           20,687
                                                                =================================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                              $       0.21             0.20
  Income from discontinued operations                                    0.02             0.01
                                                                ---------------------------------
  Net income available to common stockholders                    $       0.23             0.21
                                                                =================================

  Weighted average shares outstanding                                  21,196           21,114
                                                                =================================

Dividends declared per common share                              $      0.485            0.480

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                ---------------------------------
                                                                                     2005               2004
                                                                                ---------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $    30,298            27,416
Operating expenses from real estate operations                                       (8,461)           (7,616)
                                                                                ---------------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                                 21,837            19,800

Equity in earnings of unconsolidated investment (before depreciation)                   199                 -
Mortgage interest income                                                                119                 -
Other income                                                                             75                32
General and administrative expense                                                   (1,898)           (1,676)
                                                                                ---------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
    AMORTIZATION (EBITDA)                                                            20,332            18,156

Income from discontinued operations (before depreciation and amortization)               34               159
Interest expense (A)                                                                 (5,970)           (4,919)
Minority interest in earnings (before depreciation and amortization)                   (164)             (156)
Dividends on Series D preferred shares                                                 (656)             (656)
                                                                                ---------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                         13,576            12,584

Depreciation and amortization from continuing operations                             (9,070)           (8,198)
Depreciation and amortization from discontinued operations                               (1)              (65)
Depreciation from unconsolidated investment                                             (37)                -
Share of joint venture depreciation and amortization                                     35                35
Gain on sale of depreciable real estate investments                                     377                 -
                                                                                ---------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                           4,880             4,356

Dividends on preferred shares                                                           656               656
                                                                                ---------------------------------

NET INCOME                                                                      $     5,536             5,012
                                                                                =================================

DILUTED PER COMMON SHARE DATA: (B)
Income from continuing operations                                               $      0.21              0.20
Income from discontinued operations                                                    0.02              0.01
                                                                                ---------------------------------
Net income available to common stockholders                                     $      0.23              0.21
                                                                                =================================

Weighted average shares outstanding                                                  21,196            21,114
                                                                                =================================

Funds from operations available to common stockholders                          $      0.64              0.60
                                                                                =================================

Weighted average shares outstanding for FFO purposes                                 21,196            21,114
                                                                                =================================

(A) Net of capitalized interest of $501,000 and $500,000 for the three months ended March 31, 2005 and 2004, respectively.

(B) Assumes dilutive effect of common stock equivalents.